EXHIBIT 99.10

         AGREEMENT AS TO JOINT FILING OF AMENDMENT NO. 1 TO SCHEDULE 13D

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13D and agrees that this Amendment No. 1 to Schedule 13D is filed on its behalf.

Dated:December 4, 1998

                              SUT ACQUISITION CORP.

                              By: /s/ Steven S. Elbaum
                                  -----------------------------------------
                                  Name:  Steven S. Elbaum
                                  Title: Chairman of the Board, President
                                         and Chief Executive Officer


                              SUPERIOR/ESSEX CORP.

                              By: /s/ Steven S. Elbaum
                                  -----------------------------------------
                                  Name:  Steven S. Elbaum
                                  Title: Chairman of the Board, President
                                         and Chief Executive Officer


                              SUPERIOR TELECOM INC.

                              By: /s/ Steven S. Elbaum
                                  -----------------------------------------
                                  Name:  Steven S. Elbaum
                                  Title: Chairman of the Board, President
                                         and Chief Executive Officer


                              THE ALPINE GROUP, INC.

                              By: /s/ Steven S. Elbaum
                                  -----------------------------------------
                                  Name:  Steven S. Elbaum
                                  Title: Chairman of the Board and Chief
                                         Executive Officer